                                                                      EXHIBIT 99

                           TXU CORP. AND SUBSIDIARIES
                   CONDENSED STATEMENTS OF CONSOLIDATED INCOME
                                   (UNAUDITED)


                                                                                TWELVE MONTHS ENDED
                                                                                   SEPTEMBER 30,
                                                                            ---------------------------
                                                                               2001             2000
                                                                               ----             ----
                                                                               MILLIONS OF DOLLARS,
                                                                             EXCEPT PER SHARE AMOUNTS
Operating revenues................................................          $27,912             $19,688
                                                                            -------             -------

Operating expenses
     Energy purchased for resale and fuel consumed................           19,831              11,839
     Operation and maintenance...................................             3,811               3,402
     Depreciation and other amortization..........................            1,017               1,018
     Goodwill amortization........................................              217                 200
     Taxes other than income......................................              755                 649
                                                                            -------             -------
           Total operating expenses...............................           25,631              17,108
                                                                            -------             -------
Operating income..................................................            2,281               2,580

Other income -- net...............................................               57                 446
                                                                            -------             -------
Income before interest, other
     charges and income taxes.....................................            2,338               3,026
                                                                            -------             -------

Interest income...................................................              155                 131

Interest expense and other charges
     Interest.....................................................            1,457               1,472
     Distribution on  mandatorily redeemable, preferred
          securities of subsidiary trusts, each holding solely junior subordinated debentures of the obligated company:
               TXU obligated......................................               29                  28
               Subsidiary obligated...............................               79                  78
     Preferred stock dividends of subsidiaries....................               14                  14
     Distributions on preferred securities of subsidiary perpetual
           trust of TXU Europe....................................               14                   9
     Allowance for borrowed funds used during
         construction and capitalized interest....................              (22)                (11)
                                                                            -------             -------
                Total interest expense and other charges..........            1,571               1,590
                                                                            -------             -------

Income before income taxes........................................              922               1,567

Income tax expense................................................               13                 470
                                                                            -------             -------

Net income........................................................              909               1,097

Preference stock dividends........................................               22                   6
                                                                            -------             -------

Net income available for common stock.............................          $   887             $ 1,091
                                                                            =======             =======

Average shares of common stock outstanding (millions).............              258                 268

Per share of common stock:
     Basic earnings...............................................            $3.44               $4.06
     Diluted earnings.............................................            $3.44               $4.06
     Dividends declared..........................................             $2.40               $2.40
